Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV2
                                                 Payment Date     10/18/2000
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Servicing Certificate

Beginning Principal Balance Group A-I                              172,607,460.87
Beginning Principal Balance Group A-II                              35,770,398.07
                                                              --------------------
                                      Total Beginning Balance      208,377,858.94

Ending Principal Balance Group A-I                                 228,058,882.30
Ending Principal Balance Group A-II                                 45,294,598.82
                                                              --------------------
                                         Total Ending Balance      273,353,481.12

Principal Collections Group A-I                                        532,393.11
Principal Collections Group A-II                                       318,568.92
                                                              --------------------
                                                                       850,962.03

Interest Collections Group A-I                                       1,956,667.09
Interest Collections Group A-II                                        424,542.64
                                                                __________________
                                                                     2,381,209.73

Active Loan Count Group A-I                                                 5,630
Active Loan Count Group A-II                                                  594

Substitution Adjustment Amount Group A-I                                     0.00
Substitution Adjustment Amount Group A-II                                    0.00

Principal Balance of Current Month Prefunding Group A-I             55,983,814.54
Principal Balance of Current Month Prefunding Group A-II             9,842,769.67

Policy Draw Amount                                                           0.00

Total Limited Reimbursement Amount                                      46,814.09

Current month distribution to Credit Enhancer                           79,785.43

Net Loan Rate                                                              14.49%

Note Rate - Class A-I-1 Notes                                             6.7625%
Note Rate - Class A-I-2 Notes                                             7.9500%
Note Rate - Class A-II-1 Notes                                            6.7725%
Note Rate - Class A-II-2 Notes                                            7.9900%

                                             Beginning Note      Ending Note    Percentage  Principal       Interest
                                                 Balance           Balance       Interest  Distribution
                         Class A-I-1 Notes       53,889,129.72   52,426,771.73   19.165%    1,462,357.99     303,687.70
                         Class A-I-2 Notes      172,718,000.00  172,718,000.00   63.139%               -   1,144,256.75
                        Class A-II-1 Notes       11,343,923.65   10,832,632.97    3.960%      511,290.68      64,022.27
                        Class A-II-2 Notes       35,599,000.00   35,599,000.00   13.014%               -     237,030.01
                                                                 --------------                     ----    ----------
                               Total Notes     273,550,053.37   271,576,404.70             1,973,648.67   1,748,996.73

Certificates                                              0.00

Prefunding Account                                               Total Amount
                                                              --------------------
Beginning Balance                                                   66,178,087.24
Interest Earned on Prefunding Account                                  309,411.58
Prior month Interest earned transferred to                              11,420.55
overcollateralization
Collection Period Subsequent Transfer                               65,826,584.21
Prefunding Account balance distributed to Noteholders                        0.00
                                                              --------------------
                      Total Ending Prefunding Account Balance          649,494.06


Capitalized Interest Account Balance
Beginning Balance                                                    1,855,958.52
Withdraw relating to prior month Collection Period                         320.29
Interest Earned                                                          6,659.41
Interest Earned sent to Note Payment account                                 0.00
Total Ending Capitalized Interest Account Balance to                         0.00
Noteholders
                                                              --------------------
            Total Ending Capitalized Interest Account Balance        1,862,297.64
                                                              ====================


Beginning Overcollateralization Amount                                 994,472.26
Overcollateralization Amount Increase (Decrease)                     1,122,686.64
                                                              --------------------
Ending Overcollateralization Amount                                  2,117,158.90
Outstanding Overcollaterization Amount
                                                                     6,132,841.10
                                                              --------------------
Required Overcollateralization Amount
                                                                     8,250,000.00


                                                                                       Number                    Percent
All Classes                                                               Balance     of Loans                 of Balance
-----------                                                               -------     --------                 ----------
Delinquent Loans (30 Days)                                             585,623.31        9                        0.21%
Delinquent Loans (60 Days)                                             357,049.75        4                        0.13%
Delinquent Loans (90+ Days) (*)                                              0.00        0                        0.00%
Foreclosed Loans                                                             0.00        0                        0.00%
REO                                                                          0.00        0                        0.00%

(*) 90+ Figures Include Foreclosures and REO

                                                                                       Number                    Percent
Class A-I                                                                 Balance     of Loans                 of Balance
---------                                                                 -------     --------                 ----------
Delinquent Loans (30 Days)                                             585,623.31        9                        0.26%
Delinquent Loans (60 Days)                                             207,232.82        3                        0.09%
Delinquent Loans (90+ Days)                                                  0.00        0                        0.00%
Foreclosed Loans                                                             0.00        0                        0.00%
REO                                                                          0.00        0                        0.00%

                                                                                       Number                    Percent
Class A-II                                                                Balance     of Loans                 of Balance
----------                                                                -------     --------                 ----------
Delinquent Loans (30 Days)                                                      -        0                        0.00%
Delinquent Loans (60 Days)                                             149,816.93        1                        0.33%
Delinquent Loans (90+ Days)                                                  0.00        0                        0.00%
Foreclosed Loans                                                             0.00        0                        0.00%
REO                                                                          0.00        0                        0.00%

                                                                                                                 Percent
                                                               Liquidation                                     of Balance
                                                                         To-Date
                                                              --------------------
Beginning Loss Amount                                                        0.00
Current Month Loss Amount                                                    0.00                                 0.00%
Ending Loss Amount                                                           0.00


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